EXHIBIT 10.3

                              EMPLOYMENT AGREEMENT


                  This AGREEMENT, made this 31st day of October, 1997, by and between CONSOLIDATED HYDRO, INC. (the "Company"), which will be renamed CHI ENERGY, INC., a Delaware corporation with its principal office at 680 Washington Boulevard, Stamford, CT 06901, and JAMES T. STEWART ("Executive"), an individual residing at 8906 Chatsworth, Houston, TX 77024.

                  WHEREAS, the Company and Executive have entered into an employment agreement, dated July 1, 1996 (the "Prior Agreement"); and

                  WHEREAS, in connection with the plan of reorganization of the Company, the Company and Executive wish to enter into a revised employment agreement whereby Executive will be employed by the Company in accordance with the terms and conditions stated below.

                  NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

                  1. Employment. The Company agrees to employ Executive, and
                     ----------
Executive agrees to enter the employ of the Company, for the period stated in
Section 3 hereof and upon the other terms and conditions herein provided.

                  2. Position and Responsibilities. The Company agrees to employ
                     -----------------------------
Executive in the position of Chief Executive Officer and Executive agrees to serve for the term and on the conditions hereinafter set forth. The Company will also use its best efforts to assure Executive's election to the Board of Directors of the Company as Chairman of the Company. Executive agrees to perform such services not inconsistent with his position as shall from time to time be assigned to him by the Company's Board of Directors. Executive further agrees to serve as a Director of the Company and any subsidiaries of the Company without additional compensation.

                  3. Term and Duties.
                     ---------------

                  (a) Term of Employment. This Agreement shall become effective and the terms of employment pursuant to this Agreement shall commence on the effective date of the plan of reorganization with respect to the Company under Chapter 11 of the United States Bankruptcy Code (the "Effective Date"), and will continue through December 31, 2000, unless earlier terminated in accordance with the provisions hereof; provided, however, that, unless the Company shall have delivered to Executive written notice of its intent not to renew this

Agreement prior to January 1, in any year, commencing with January 1, 2000 the term of this Agreement shall be automatically extended by twelve (12) months from the then effective expiration date.

                  (b) Duties. During the period of his employment hereunder Executive shall serve the Company as its Chief Executive Officer, and except for illnesses, vacation periods and reasonable leaves of absence, Executive shall devote all his business time, attention, skill and efforts to the faithful performance of his duties hereunder; provided, however, that with the approval of the Board of Directors of the Company, from time to time, Executive may serve, or continue to serve, on the boards of directors of, and hold any other offices or positions in, companies or organizations, which, in the Board's judgment, will not present any conflict of interest with the Company or any of its subsidiaries or affiliates or divisions, or materially affect the performance of Executive's duties pursuant to this Agreement.

                  So long as Executive is Chief Executive Officer of the Company, he will discharge all duties incidental to such office and such further duties as may be reasonably assigned to him from time to time by the Board of Directors of the Company, and he shall report to the Board of Directors. Subject to the authority and direction of the Company's Board of Directors and within the scope of the business plan approved by the Board of Directors, Executive shall be ultimately responsible for overall management, administration and operation of all present and future business of the Company, its operating units and its subsidiaries, if any, including, but not limited to, finance, budgeting, strategic and business planning, customer development, corporate development, service development, personnel management, consulting and marketing.

                  (c) Place of Employment. Executive shall perform his duties hereunder at the Company's Houston, Texas office, and shall travel to the Company's other offices as may be necessary or appropriate for him to perform his duties hereunder.

                  4. Compensation and Reimbursement of Expenses.
                     ------------------------------------------

                  (a) Salary. For all services rendered by Executive as Chief Executive Officer during his employment under this Agreement, the Company shall pay Executive as compensation a salary at the annual rates of $300,000 in 1997, and $325,000 per calendar year thereafter. During the period of this Agreement following 1998, Executive's salary shall be reviewed at least annually, with the first such annual review in December, 1998. Such review shall be conducted by the Board of Directors of the Company, or a committee designated by the Board of Directors (the "Compensation Committee"), and the Board or Compensation

Committee may increase said salary. (The salary payable to Executive in any year is referred to herein as the "Base Salary" for such year.)

                  (b) Incentive Compensation. For each year during the term of this Agreement following 1997, the Company shall pay Executive an incentive bonus of up to 150% of Executive's Base Salary, at the discretion of the Compensation Committee, upon the achievement of certain targets (which for 1998 shall be set by the Compensation Committee by December 31, 1997, and for each year following 1998, shall be set by February 15 of such year). Executive's maximum bonus opportunity of 150% of Base Salary shall be calculated as follows:
(i) 50% for meeting budget targets in the Industrial Infrastructure Business ("IIB"), (ii) 50% for exceeding budget targets in the IIB and (iii) 50% for meeting general operating targets set by the Compensation Committee. Bonuses shall be payable upon completion of the annual audit of the Company for the applicable year. In its discretion, the Compensation Committee may pay Executive by December 31, 1997 an "emergence bonus" of up to 25% of Executive's Base Salary for 1997.

                  (c) Equity Plan. The Company shall grant to Executive on the Effective Date a non-qualified stock option to purchase 230,000 shares of the Company's Series A Common Stock (the "Common Stock") and an incentive stock option to purchase 20,000 shares of Common Stock, each at an exercise price equal to $10.00 per share, pursuant to the terms and conditions of the stock option agreements attached hereto as Exhibits A and B.

                  (d) Reimbursement of Expenses. The Company shall pay or reimburse Executive for all reasonable travel and other expenses incurred by Executive in performing his obligations under this Agreement. The Company further agrees to furnish Executive with a private office, private secretary, and such other assistance and accommodations as shall be suitable to the character of Executive's position with the Company and adequate for the performance of his duties.

                  5. Participation in Benefit Plans. The payments provided in
                     ------------------------------
Sections 4 and 6 hereof are in addition to any benefits Executive is entitled to under any group hospitalization, health, dental care, disability insurance, surety bond, death benefit plan, travel and/or accident insurance, any other allowance and/or executive compensation plan, including, without limitation, capital accumulation and termination pay program, restricted or non-restricted stock purchase plan, stock option plan, retirement income or pension plan, or other present or future group employee benefit plan or program of the Company for which key executives are or shall become eligible, and Executive shall be eligible to receive during the period of his employment under this Agreement, all benefits and emoluments for which key executives are eligible under every such plan or program in accordance with the provisions thereof. Notwithstanding the foregoing, except as specifically provided in Section 4 or 6 hereof (or as provided by the Company as of the Effective Date) Executive shall not be entitled to receive any additional benefits or awards under discretionary plans or programs of the Company unless the Board of Directors of the Company (or the Compensation Committee) exercises the necessary discretion to provide Executive with such benefits or awards.

                  6. Benefits Payable Upon Disability or Death.
                     -----------------------------------------

                  (a) Disability Benefits. In the event of the disability of Executive during the term of this Agreement, the Company shall, prior to Executive's termination of employment and subject to Section 9 hereof, continue to pay Executive his Base Salary and the other benefits provided in Sections 4, 5 and 6 hereof during the period of his disability; provided, however, that Executive's disability shall be taken into account by the Compensation Committee in determining Executive's incentive compensation under Section 4 hereof. In the event of Executive's termination of employment for "permanent disability", the Company shall pay Executive his Base Salary and continue to provide the health and welfare insurance benefits provided to Executive under Section 5 hereof as of immediately prior to his date of termination (provided Executive continues to make all required employee contributions) through the remainder of the term of this Agreement (pursuant to the Company's benefit plans or otherwise), but (i) Executive shall not be entitled to payment of any further bonuses under Section 4(b), (ii) no further options or other awards shall be granted Executive under
Section 4(c) or shall vest, unless the plan or agreement under which such options or awards are granted provides otherwise, and (iii) Executive shall be treated as a terminated employee with respect to the Company's other benefit plans. To the extent that disability insurance is available on Executive, the Company shall be permitted to purchase and pay for such insurance. Receipt by Executive of such disability benefits shall reduce by such amount the obligation of the Company to continue Executive's Base Salary under this Section 6(a).

                  The Company may terminate Executive's employment for "permanent disability" in the event Executive is unable to perform his duties under this Agreement as a result of physical or mental illness or injury for an aggregate of six (6) or more months during any twelve-month period.

                  (b) Death Benefits. In the event of the death of Executive during the term of this Agreement, the Company shall pay, or cause to be paid, to Executive's designated beneficiary or beneficiaries or legal representatives a death benefit of $1 million. Such death benefit shall be payable in cash in one lump sum. The Company will purchase one or more term or other similar insurance policies in amounts to provide for its obligation. To the extent that the life of Executive is otherwise insured under any employee benefit plan of the Company (other than any travel/accident or double indemnity coverage) the obligation of the Company under this paragraph shall be reduced by such insurance benefits. If the Company has not previously insured the life of Executive to the extent of the death benefit described above, this Section 6(b) will only become effective fifteen (15) days after a determination has been made that Executive's life is insurable.

                  7. Payments to Executive Upon Termination of Employment. Upon
                     ----------------------------------------------------
termination of Executive's employment during the term of this Agreement, Executive (or in the event of his death, his beneficiary, beneficiaries or legal representatives) shall be entitled to no further compensation hereunder other than (i) his Base Salary through the date of termination, (ii) any benefits accrued and vested under the terms of the Company's employee benefit plans and programs and (iii) any other payments or benefits specifically provided by this Agreement.

                  (a) Termination. Upon the occurrence of an event of termination (as hereinafter defined) during the term of this Agreement, the provisions of this Section 7(a) and Section 7(b) shall apply. As used in this Agreement, an "event of termination" shall mean and include any one or more of the following:

                         (i) The termination by the Company of Executive's full-time employment hereunder for any reason other than pursuant to
         Section 7(c), or as a result of permanent disability or mandatory retirement; or

                        (ii) Executive's resignation from the Company's employ, as a result of any of the following:

                           A. a material and adverse change by the Company in
                  Executive's function, duties or responsibilities, without Executive's written consent, which change would cause Executive's position with the Company to become one of less dignity, responsibility, importance or scope from the position and attributes as described in Section 2 above;

                           B. any liquidation or dissolution of the Company,
                  unless the voting common equity interests of an ongoing entity (other than a liquidating trust) are beneficially owned, directly or indirectly, by the Company's stockholders in substantially the same proportions as such stockholders owned the Company's outstanding voting common equity interests immediately prior to such liquidation or dissolution, and such ongoing entity assumes all existing obligations of the Company to Executive under this Agreement;

                           C. a failure to elect, re-elect or appoint Executive to the office of Chief Executive Officer
                  (other than as a result of Executive's disability or his termination of employment pursuant to Section
                  7(c));

                           D. any other material breach of this Agreement by the Company (other than a breach of Section 3(c));
                  or

                           E. prior to December 31, 2000, Executive being required to relocate from Houston, Texas, without Executive's written consent.

(Upon the occurrence of any event described in clauses A., B., C., D. or E. above, Executive shall have the right to elect to terminate his employment under this Agreement by resignation, upon not less than thirty (30) days' prior written notice given within a reasonable period of time not to exceed three (3) calendar months after the event giving rise to said right to elect); or

                       (iii) Executive's resignation from the Company's employ during the 30-day period commencing upon the first anniversary of a Change in Control of the Company, if such Change in Control occurs subsequent to a Public Offering (or during the 30-day period commencing upon the sixth month anniversary of a Change in Control of the Company, if such Change in Control occurs prior to a Public Offering). For purposes of this Agreement, a Change in Control of the Company means the occurrence of one of the following events:

                           A. any "person" or "group" (within the meaning of
                  Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) becomes, after the Effective Date, the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the Company's then outstanding securities eligible to vote for the election of the Company's Board of Directors (the "Company Voting Securities"); provided, that an event described in this paragraph A. shall not be a Change in

                  Control if any of the following becomes such a beneficial owner: (1) the Company or any majority-owned subsidiary of the Company (a "Subsidiary"), (2) any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, (3) any underwriter temporarily holding securities pursuant to an offering of such securities, (4) any person pursuant to a Non-Qualifying Transaction (as defined in paragraph B.), (5) Executive or any group of persons including Executive (or any entity controlled by Executive or any group of persons including Executive), or (6) Morgan Stanley & Co. or Swiss Bank Corporation or any entity controlled by, controlling or under common control with either of such entities; or

                           B. the consummation of a merger, consolidation or
                  reorganization of the Company (a "Business Combination"), unless, following such Business Combination, the owners of the Company Voting Securities immediately prior to such Business Combination (or their affiliates) beneficially own, directly or indirectly, 50% or more of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of the directors of the corporation resulting from such Business Combination (a "Non-Qualifying Transaction").

The initial public offering of common stock of the Company pursuant to a registration statement filed under the Securities Act of 1933, as amended (a "Public Offering"), shall not be treated as a Change in Control for purposes of this Agreement.

The expiration of the term of this Agreement as a result of the failure to renew this Agreement shall not be treated as an event of termination under this
Section 7(a).

                  (b) Severance Upon an Event of Termination. Upon the occurrence of an event of termination under Section 7(a), the Company shall, subject to the provisions of Section 9 below, monthly for the duration of the Severance Period (as defined below) pay Executive or, in the event of Executive's subsequent death, his beneficiary or beneficiaries or his estate, as the case may be, as severance pay and liquidated damages the monthly Base Salary paid to Executive at the time of termination of his employment (the "Severance Payments"). In addition, following an event of termination under Section 7(a), the Company shall continue to provide the health and welfare insurance benefits provided to Executive under Section 5 hereof as of immediately prior to his date of termination for a period of twelve (12) months following the date of termination (provided that Executive continues to make all required employee contributions), and shall compensate Executive for Executive's loss of pension benefits by providing Executive with a lump sum payment equal to the difference, computed on the basis of actuarial present values as of Executive's date of termination (using actuarial assumptions in effect for the Company's defined benefit plan as of the date of termination) between (1) the aggregate benefits Executive would have been entitled to receive under the Company's qualified and nonqualified defined benefit pension plans (the "Retirement Plans"), had Executive's employment continued under this Agreement for the Severance Period and (2) the aggregate benefit Executive is actually entitled to receive under the Retirement Plans as of the date of termination. For purposes of this Agreement, the "Severance Period" shall commence on the date of termination of Executive's employment with the Company and expire upon the earlier of (i) twenty-four (24) months from the date of termination and (ii) nine (9) months following the date on which the term of this Agreement (as in effect as of Executive's date of termination) would have otherwise expired; provided, that in no event shall the Severance Period be longer than eighteen (18) months in the event of a termination of employment pursuant to Section 7(a)(ii)E. hereof. The Severance Payments shall commence on the last day of the month in which the event of termination occurs; provided, that the first such payment shall be reduced by the amount of any Base Salary received by Executive for the portion of such month prior to the event of termination. Notwithstanding the foregoing, the Company's obligation to provide severance benefits hereunder shall be reduced by the present value of any cash compensation paid to (or deferred by) Executive with respect to employment or consulting services performed by Executive during the Severance Period. In the event Executive receives twelve (12) months of continued welfare benefit insurance as described above, and the Company's level of self-insurance for medical benefits (with respect to individual claims in any given year) as of Executive's date of termination is not more than 10% greater than it is as of the Effective Date, Executive's coverage period for "COBRA" continuation health coverage (to the extent Executive is otherwise eligible for coverage) shall begin upon the expiration of such 12-month period.

                  (c) Other Termination of Employment. Notwithstanding Sections 7(a) and (b) or any other provision of this Agreement to the contrary, if on or after the date of this Agreement and prior to the end of the term hereof:

                         (i) Executive has been convicted of, or plead guilty or nolo contendere to, any crime or offense constituting a felony under applicable law, including, without limitation, any act of dishonesty such as embezzlement, theft or larceny;

                        (ii) Executive's commission of a material act of fraud or dishonesty against the Company or any of its subsidiaries or Executive's willful engaging in conduct which is significantly injurious to the Company or any of its subsidiaries, monetarily or otherwise;

                       (iii) Executive's abuse of illegal drugs and other controlled substances or Executive's habitual intoxication, which conduct continues after written demand for cessation of such conduct is delivered to Executive by the Board; or

                        (iv) any willful or continuous neglect of or refusal to perform Executive's duties or responsibilities or the willful taking of actions which directly and materially impair Executive's ability to perform his duties and responsibilities hereunder which continues after detailed written notice thereof has been given to Executive;

then, and in each such case, the Company shall have the right to give notice of termination of Executive's services hereunder as of a date (not earlier than 10 days from such notice) to be specified in such notice and this Agreement (other than the provisions of Sections 8 and 9 hereof) shall terminate on such date.

                  8. Duties Upon Termination. Executive agrees that he will,
                     -----------------------
upon termination of his employment with the Company for any reason whatsoever, deliver to the Company any and all records, forms, contracts, memoranda, work papers, lists of names or other customer data and any other articles or papers which have come into his possession by reason of his employment with the Company or which she holds for the Company, irrespective of whether or not any of said items were prepared by him, and he shall not retain memoranda or copies of any of said items. Executive shall assign to the Company all rights to trade secrets and the products relating to the Company's business developed by him alone or in conjunction with others at any time alike employed by the Company.

                  9. Post-Termination Obligations. All payments and benefits to
                     ----------------------------
Executive under this Agreement shall be subject to Executive's compliance with the following provisions during the Compliance Period, as defined below.

                  (a) Confidential Information. Executive shall not disclose or reveal to any unauthorized person any trade secret or other confidential information relating to the Company, its subsidiaries or its affiliates, or to any businesses operated by them, including, without limitation, any customer lists; and Executive confirms that such information constitutes the exclusive property of the

         Company. For purposes of this Section 9(a), the "Compliance Period" shall commence on the Effective Date and continue thereafter.

                  (b) Competitive Conduct. Executive shall not otherwise act or conduct herself to the material detriment of the Company, its subsidiaries or affiliates, or in a manner which is inimical or contrary to the interests thereof, and shall not engage, directly or indirectly, alone, in association with or as a shareholder, principal, agent, partner, member, officer, director, employee or consultant of any person, firm or entity, in any business within the United States or Canada in competition with any part of the business being conducted by the Company or its subsidiaries; provided, however, that Executive's ownership of less than 2 percent of the outstanding stock of a publicly traded corporation (other than a corporation engaged primarily in the business of developing or operating hydroelectric projects) shall not by itself be deemed to constitute such competition. Executive shall not
         (i) divert to any entity which is engaged in any business conducted by the Company or any of its subsidiaries, any customer of such entities or any project which such entities are pursuing, developing or attempting to develop as of Executive's date of termination or (ii) solicit any officer, employee (other than secretarial staff) or consultant of the Company or any of its subsidiaries to leave the employ of such entities. Executive recognizes that the possible restrictions on his activities which may occur as a result of his performance of his obligations under this Section 9(b) are required for the reasonable protection of the Company and its investments.

                  (c) Compliance Period. For purposes of Section 9(b) of this Agreement, the "Compliance Period" shall commence on the Effective Date. If an event of termination under Section 7(a) hereof occurs prior to the expiration of the term of this Agreement, the Compliance Period shall end on the later of (A) the expiration of six months from the date of termination of Executive's employment, and (B) the end of the period for which Executive is entitled to receive Severance Payments. If Executive's employment by the Company terminates in accordance with
         Section 7(c) hereof or if Executive voluntarily terminates employment (other than pursuant to Section 7(a)(ii)) prior to the expiration of the term of this Agreement, the Compliance Period shall end on the later of the expiration of the term of this Agreement and the second anniversary of the termination of Executive's employment. In all cases other than those described in the two preceding sentences, the Compliance Period shall end on the expiration of the term of this Agreement.

                  (d) Failure of Executive to Comply. If for any reason other than death or disability, Executive shall, without written consent of the Company, fail to comply with the provisions of Section 9(a) or 9(b) above, his rights to any future payments or other benefits hereunder shall terminate, and the Company's obligations to make such payments and provide such benefits shall cease; provided, however, that no failure to comply with any provision of Section 9(a) or 9(b) above shall be deemed to have occurred unless and until Executive receives written notice from the Company specifying the conduct alleged to constitute such failure.

                  (e) Remedies. Executive agrees that monetary damages would not be adequate compensation for any loss incurred by the Company by reason of a breach of the provisions of Sections 8 and 9 of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate. Accordingly, in addition to any other remedies that the Company may have at law or in equity, Company shall have the right to have all obligations, agreements and other provisions of Sections 8 and 9 specifically performed by Executive, and the Company shall have the right to obtain preliminary injunctive relief to secure specific performance and to prevent a breach of Section 8 or 9.

                  10. Effect of Prior Agreements. This Agreement contains the
                      --------------------------
entire understanding between the parties hereto and, upon effectiveness of this Agreement pursuant to Section 3(a) hereof, supersedes all prior employment agreements between the Company and Executive (including without limitation the Prior Agreement), except that this Agreement shall not affect or operate to reduce any benefit or compensation inuring to Executive of a kind elsewhere provided and not expressly provided ia this Agreement (other than benefits set forth in the Prior Agreement).

                  11. General Provisions.
                      ------------------

                  (a) Binding Agreement. This Agreement shall be binding upon, and inure to the benefit of Executive and the Company and their respective permitted successors and assigns.

                  (b) Legal Expenses. In the event that Executive incurs legal expenses in contesting any provision of this Agreement and such contest results in a determination that the Company has breached any of its obligations hereunder, Executive shall be reimbursed by the Company for any such legal expenses reasonably incurred.

                  (c) Mitigation. Executive shall not be obligated to seek other employment or take any other action to mitigate any severance benefits hereunder.

                  12. Successors and Assigns.
                      ----------------------

                  (a) Assignment by the Company. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company and, unless clearly inapplicable, reference herein to the Company shall be deemed to include its successors and assigns.

                  (b) Assignment by Executive. Executive may not assign this Agreement in whole or in part.

                  13. Modification and Waiver.
                      -----------------------

                  (a) Amendment of Agreement. Except for increases in compensation made as provided in Section 4(a), this Agreement may not be changed or modified except by an instrument in writing signed by both of the parties hereto.

                  (b) Waiver. No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

                  14. Beneficiaries. This Agreement shall be for the express
                      -------------
benefit of the Company, Executive and, for so long as Morgan Stanley & Co. or Swiss Bank Corporation or their successors shall be a holder of at least 3% of the equity of the Company, Morgan Stanley & Co. or Swiss Bank Corporation (or their successors), as the case may be.

                  15. Severability. In the event any provision of this Agreement
                      ------------
or any part hereof is held invalid, such invalidity shall not affect any remaining part of such provision or any other provision, and to this end, the provisions of this Agreement are intended to be and shall be deemed severable. If any court construes any provision of this Agreement to be illegal, void or unenforceable because of the duration or the area or matter covered thereby, such court shall reduce the duration, area or matter of such provision, and, in its reduced form, such provision shall then be enforceable and shall be enforced.

                  16. Withholding. Employer may withhold from any amounts
                      -----------
payable under this Agreement such taxes and governmentally required withholdings as may be required to be withheld pursuant to any applicable law or regulation.

                  17. Notices. Any notice to be given hereunder shall be in
                      -------
writing and shall be deemed given when delivered personally, sent by courier or telecopy or registered or certified mail, postage prepaid, return receipt requested, addressed to the party concerned at the address indicated below or to such other address as such party may subsequently give notice of hereunder in writing:

                              To Executive at:

                                       8906 Chatsworth
                                       Houston, TX 77024

                              To the Company at:

                                       680 Washington Boulevard
                                       Stamford, CT 06901

                                       Attention:  Controller


                  18. Governing Law.  The parties hereto intend that
                      -------------
this Agreement shall be governed by the laws of the State of Connecticut.

                  IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and Executive has signed this Agreement, all as of the day and year first above written.

                                        CONSOLIDATED HYDRO, INC.



                                        By: /s/ Edward M. Stern
                                            --------------------------------
                                        Title:  President



                                        /s/ James T. Stewart
                                        ------------------------------------
                                        James T. Stewart





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